Exhibit 1.1

FORM OF PLACEMENT AGENCY AGREEMENT

_______________, 2014

BMO Capital Markets Corp.
3 Times Square
28th Floor
New York, New York 10036

Ladies and Gentlemen:

The Vaulted Gold Bullion Trust, a Delaware trust (the “Trust”), and the Bank of Montreal (the “Initial Depositor” and together with the Trust, the “Offerors”) propose, subject to the terms and conditions herein, to issue and sell to certain investors (each an “Investor” and collectively the “Investors”), from time to time,  an aggregate of up to $_______ of Gold Deposit Receipts, each representing one troy ounce of Gold Bullion (the “Receipts”).  “Gold Bullion” means a bar, ingot, coin or wafer that is composed of gold that is refined to a purity level of at least 99.5%.

The Receipts are more fully described in the Prospectus (as defined in Section 2(a)(iii) hereof). The Offerors desire to engage BMO Capital Markets Corp. (“BMO Capital Markets”) in connection with such issuance and sale of the Receipts.

The Offerors hereby confirm their agreement with you as follows:

Section 1.                 Agreement to Act as Placement Agent.

(a)             On the basis of the representations, warranties and agreements of the Trust herein contained, and subject to all the terms and conditions of this Placement Agency Agreement (this “Agreement”) among the Offerors and you, BMO Capital Markets shall be the Trust’s exclusive placement agent (in such capacity, the “Placement Agent”), acting on a reasonable best efforts basis in connection with the issuance and sale by the Trust of the Receipts to the Investors in a continuous offering under the Registration Statement (as defined in Section 2(a)(i) hereof), with the terms of the offering to be subject to market conditions and negotiations among the Offerors, the Placement Agent, and the prospective Investors (such offering shall be referred to herein as the “Offering”).  As compensation for services rendered, and provided that any of the Receipts are sold to Investors in the Offering, the Trust shall pay to the Initial Depositor an amount in the aggregate equal to 2% of the gross proceeds received by the Trust from the sale of the Receipts (the “Initial Depositor’s Fee”).  This Initial Depositor’s Fee shall be collected by the Placement Agent and shall be remitted promptly to the Initial Depositor. The Trust shall have the sole right to accept offers to purchase the Receipts and may reject any such offer in whole or in part.

(b)           This Agreement shall not give rise to any commitment by the Placement Agent to purchase any of the Receipts, and the Placement Agent shall have no authority to bind the Trust to accept offers to purchase the Receipts.  The Placement Agent shall act on a reasonable best efforts basis and does not guarantee that it will be able to sell any Receipts.  The Placement Agent may retain other brokers or dealers to act as sub-agents or dealers on its behalf in connection with the Offering.  Prior to the date on which this Agreement is terminated, the Trust shall not, without the prior written consent of the Placement Agent, solicit or accept offers to purchase Receipts otherwise than through the Placement Agent in accordance herewith.

(c)           Payment of the purchase price for, and delivery of, the Receipts shall be made on a “delivery versus payment” basis through the facilities of the Depository Trust Company. No Receipts which the Trust has agreed to sell pursuant to this Agreement shall be deemed to have been purchased and paid for, or sold by the Trust, until such Receipts shall have been delivered to the Investor thereof against payment therefor by such Investor.  If the Trust shall default in its obligations to deliver the Receipts to an Investor whose offer it has accepted, the Trust shall indemnify and hold the Placement Agent harmless against any loss, claim or damage incurred by the Placement Agent arising from or as a result of such default by the Trust.

Section 2.                 Representations, Warranties and Agreements of the Offerors.

The Offerors hereby represent, warrant and covenant to the Placement Agent as of the date hereof, and shall be deemed to so represent, warrant and covenant as of any Time of Acceptance (as hereinafter defined), as follows:

(a)             Registration Statement.  (i)  The Trust has prepared and filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-1 (File No. 333-194144) under the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Securities Act”), and such amendments to such registration statement as may have been required to the date of this Agreement.  Such registration statement has been declared effective by the Commission.  Each part of such registration statement, at any given time, including amendments thereto at such time, the exhibits and any schedules thereto at such time, the documents incorporated by reference therein pursuant to Item 12 of Form S-1 under the Securities Act at such time or otherwise pursuant to the Securities Act at such time, is herein called the “Registration Statement.”  Any registration statement filed by the Trust pursuant to Rule 462(b) under the Securities Act is called the “Rule 462(b) Registration Statement” and, from and after the date and time of filing of the Rule 462(b) Registration Statement, the term “Registration Statement” shall include the Rule 462(b) Registration Statement.  The Trust and the transactions contemplated by this Agreement meet the requirements and comply with the conditions for the use of Form S-1.  The Offering complies with the applicable requirements of Rule 415 under the Securities Act.  The Trust has complied with all requests of the Commission for additional or supplemental information.

(ii)           No stop order preventing or suspending the effectiveness of the Registration Statement has been issued by the Commission, and no proceedings for such purpose have been instituted or, to the Trust’s knowledge, are contemplated or threatened by the Commission.

(iii)          The Trust has filed with the Commission pursuant to Rule 424 under the Securities Act a final prospectus relating to the Receipts in the form heretofore delivered to the Placement Agent.  Such prospectus included in the Registration Statement at the time it was declared effective by the Commission or in the form in which it has been most recently filed with the Commission on or prior to the date of this Agreement is hereinafter called the “Prospectus.”  Any reference herein to the Prospectus or to any amendment or supplement to any of the foregoing shall be deemed to include any documents incorporated by reference therein pursuant to Item 12 of Form S-1 under the Securities Act as of the date of the prospectus, and also shall be deemed to include any documents incorporated by reference therein, and any supplements or amendments thereto, filed with the Commission after the date of filing of the Prospectus pursuant to Rule 424(b) under the Securities Act, and prior to the termination of the Offering.

(iv)          For purposes of this Agreement, all references to the Registration Statement, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”).  All references in this Agreement to amendments or supplements to the Registration Statement or the Prospectus shall be deemed to mean and include the subsequent filing of any document under the Securities Exchange Act of 1934, as amended (collectively with the rules and regulations promulgated thereunder, the “Exchange Act”), and which is deemed to be incorporated by reference therein or otherwise deemed to be a part thereof.

(b)           Compliance with Registration Requirements.  As of the time of filing of the Registration Statement or any post-effective amendment thereto, at the time it became effective (including each deemed effective date with respect to the Placement Agent pursuant to Rule 430B under the Securities Act), at the time of each amendment thereto for the purposes of complying with Section 10(a)(3) of the Securities Act (whether by post-effective amendment, incorporated report or form of prospectus) and as of the time of each acceptance (a “Time of Acceptance”) by the Company of an offer to purchase Receipts, the Registration Statement complied and will comply, in all material respects, with the requirements of the Securities Act and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.  The Prospectus, at the time of filing or the time of first use and as of each Time of Acceptance, complied and will comply, in all material respects, with the requirements of the Securities Act and did not and will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, that the Trust makes no representations or warranty in this paragraph with respect to any Placement Agent Information (as defined in Section 7 hereof).

(c)           Disclosure Package.  As of the Time of Acceptance with respect to any sale of Receipts, neither (A) the Issuer General Free Writing Prospectus(es) (as defined in Section 2(c)(2) hereof) issued at or prior to the Time of Acceptance, the Prospectus, and the information included on Exhibit A hereto, all considered together (collectively, the “Disclosure Package”), nor (B) any individual Issuer Limited-Use Free Writing Prospectus (as defined in Section 2(c)(3) hereof), when considered together with the Disclosure Package, included or will include any untrue statement of a material fact or omitted or will omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, that the Trust makes no representations or warranty in this paragraph with respect to any Placement Agent Information.  As used in this paragraph and elsewhere in this Agreement:

(1)           “Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 under the Securities Act (“Rule 433”), relating to the Receipts in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Trust’s records pursuant to Rule 433(g) under the Securities Act.

(2)           “Issuer General Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors as identified on Schedule I hereto, and does not include a “bona fide electronic road show” as defined in Rule 433.

(3)           “Issuer Limited-Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not an Issuer General Free Writing Prospectus, including any “bona fide electronic road show” as defined in Rule 433, that is made available without restriction pursuant to Rule 433(d)(8)(ii), even though not required to be filed with the Commission.

(d)           Conflict with Registration Statement.  Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the termination of the Offering or until any earlier date that the Trust notified or notifies the Placement Agent, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement or the Prospectus including any document incorporated by reference therein that has not been superseded or modified; provided, that the Trust makes no representations or warranty in this paragraph with respect to any Placement Agent Information.

(e)           Distributed Materials.  The Trust has not, directly or indirectly, distributed and will not distribute any prospectus or other offering material in connection with the offering and sale of the Receipts other than the Disclosure Package or the Prospectus, and other materials, if any, permitted under the Securities Act to be distributed and consistent with Section 3(d) hereof.  The Trust will file with the Commission all Issuer Free Writing Prospectuses that are required to be filed in the time required under Rule 433(d) under the Securities Act.  The Trust has satisfied or will satisfy the conditions in Rule 433 under the Securities Act to avoid a requirement to file with the Commission any electronic road show.  The parties hereto agree and understand that the content of any and all “road shows” related to the Offering is solely the property of the Trust.

(f)           Incorporated Documents.  The documents incorporated by reference in the Disclosure Package and in the Prospectus, when they were filed with the Commission, conformed in all material respects to the requirements of the Exchange Act and none of such documents contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(g)           Due Authorization. The Offerors have full legal right, corporate power and authority to enter into this Agreement and carry out the duties and responsibilities contemplated hereby.  This Agreement has been duly authorized, executed and delivered by the Offerors, and constitutes a legal, valid and binding agreement of the Offerors, enforceable against the Offerors in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application relating to or affecting the enforcement of creditors’ rights and the application of equitable principles relating to the availability of remedies, and except as rights to indemnity or contribution, including but not limited to, indemnification provisions set forth in Section 6 of this Agreement may be limited by Canadian, federal or state securities law or the public policy underlying such laws.

(h)   No Conflicts.  The issue and sale of the Receipts, the compliance by each of the Offerors with all of the provisions of the Receipts, the Depositary Trust Agreement among the Initial Depositor, the Placement Agent, the Bank of New York Mellon (the “Trustee”), and the BNY Mellon Trust of Delaware and dated as of [  ], 2014 (the “Depositary Trust Agreement”) and this Agreement, and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which either the Trust, the Initial Depositor or any of their respective subsidiaries is a party or by which the Trust, the Initial Depositor or any of their respective subsidiaries is bound or to which any of the property or assets of the Trust, the Initial Depositor or any of their respective subsidiaries is subject, nor will such action result in any violation of the provisions of the organizational documents of the Trust or the Initial Depositor or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Trust, the Initial Depositor or any of their properties except for any such breach, violation or default which would not be reasonably likely to have a material adverse effect on the condition (financial or other), business, properties, net worth or results of operations of the Trust or the Initial Depositor (a “Material Adverse Effect”); and no consent, approval, authorization, order, registration or qualification of or with any court or governmental agency or body is required for the solicitation of offers to purchase Receipts, the issue and sale of the Receipts or the consummation by the the Trust or the Initial Depositor of the other transactions contemplated by this Agreement or the Depositary Trust Agreement, except such as have been obtained.

(i)           Other Agreements.  Each of the Depositary Trust Agreement, and the Gold Storage Agreement (the “Gold Storage Agreement”) entered into on November 5, 2012 by the Royal Canadian Mint (the “Mint”) and the Initial Depositor, relating to the storage of Gold Bullion in an account at the Mint, has been duly and validly authorized, executed and delivered by the parties thereto, and constitutes the legal, valid and binding obligation of the parties thereto, enforceable against the parties thereto in accordance with their respective terms.

(j)           Gold Bullion.  The Gold Bullion held by the Trust is free and clear of any lien, pledge, encumbrance, right, charge or claim (other than the rights created by this Agreement).  Gold Bullion purchased in connection with a Receipt or delivered upon a redemption order will have minimum fineness of 995 parts per 1000.  Subject to the terms of the Gold Storage Agreement, the Initial Depositor, in its sole and absolute discretion, will determine whether the physical Gold Bullion holdings in the Initial Depositor’s account are in coin, bar, wafer, or ingot form.  If the Gold Bullion is in coin form, each coin will also: (i) have been produced by the Mint and be legal tender in Canada for its denomination; and (ii) have a fair market value not exceeding 110 percent of the fair market value of the coin’s gold content. If the Gold Bullion is in bar, wafer, or ingot form, the Gold Bullion will also (i) have been fabricated by a metal refiner included in the London Bullion Market Association’s good delivery list of acceptable refiners for gold; and (ii) bear basic identification markings that are recognized and accepted for trading in Canadian financial markets, including the hallmark of the metal refiner that produced it and a stamp indicating its fineness and weight, and no other markings.

(k)           Grantor Trust Status.  The Trust has been duly created and is validly existing and in good standing as a statutory trust under the Delaware Act with the power and authority to own property and to conduct its business as described in the Registration Statement, the Disclosure Package and the Prospectus and to enter into and perform its obligations under this Agreement and the Depositary Trust Agreement; the Trust is and will be classified for U.S. federal income tax purposes as a grantor trust and not as an association taxable as a corporation; and the Trust is not and will not be treated as a consolidated subsidiary of the Initial Depositor pursuant to generally accepted accounting principles.

Any certificate signed by any officer of the Initial Depositor or the Trust and delivered to the Placement Agent or to counsel for the Placement Agent in connection with the offering of the Receipts shall be deemed a representation and warranty by the Initial Depositor or the Trust, as applicable, (and not such officer in an individual capacity) to the Placement Agent as to the matters covered thereby.

Section 3.                 Covenants.

The Offerors covenant and agree with the Placement Agent as follows:

(a)           Reporting Obligations; Exchange Act Compliance.  The Offerors will (i) file the Prospectus with the Commission within the time periods specified by Rule 424(b) and Rules 430B and 430C, as applicable, under the Securities Act, (ii) file any Issuer Free Writing Prospectus to the extent required by Rule 433 under the Securities Act, if applicable, (iii) file promptly all reports required to be filed by the Trust with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act subsequent to the date of the Prospectus and during such period as the Prospectus would be required by law to be delivered in connection with the Offering (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule) (the “Prospectus Delivery Period”), and (iv) furnish copies of each Issuer Free Writing Prospectus, if any, (to the extent not previously delivered) to the Placement Agent prior to 11:00 a.m. Eastern time, on the second business day next succeeding the date of this Agreement in such quantities as the Placement Agent shall reasonably request.

(b)           Abbreviated Registration Statement.  If the Offerors elect to rely upon Rule 462(b) under the Securities Act, the Trust shall file a registration statement under Rule 462(b) with the Commission in compliance with Rule 462(b) by 8:00 a.m., Eastern time, on the business day next succeeding the date of this Agreement, and the Trust shall at the time of filing either pay to the Commission the filing fee for such Rule 462(b) registration statement or give irrevocable instructions for the payment of such fee pursuant to the Securities Act.

(c)           Amendments or Supplements.  The Offerors will not, during the Prospectus Delivery Period in connection with the Offering contemplated by this Agreement, file any amendment or supplement to the Registration Statement or the Prospectus unless a copy thereof shall first have been submitted to the Placement Agent within a reasonable period of time prior to the filing thereof and the Placement Agent shall not have reasonably objected thereto in good faith.

(d)           Free Writing Prospectuses.  The Offerors will (i) not make any offer relating to the Receipts that would constitute an “issuer free writing prospectus” (as defined in Rule 433) or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405 under the Securities Act) required to be filed by the Trust with the Commission under Rule 433 under the Securities Act unless the Placement Agent approves its use in writing prior to first use (each, a “Permitted Free Writing Prospectus”); provided that the prior written consent of the Placement Agent hereto shall be deemed to have been given in respect of the Issuer Free Writing Prospectus(es) included in Schedule I hereto, (ii) treat each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus, (iii) comply with the requirements of Rules 164 and 433 under the Securities Act applicable to any Issuer Free Writing Prospectus, including the requirements relating to timely filing with the Commission, legending and record keeping and (iv) not take any action that would result in the Placement Agent, the Trust or the Initial Depositor being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf the Placement Agent that the Placement Agent otherwise would not have been required to file thereunder.  The Offerors will satisfy the conditions in Rule 433 under the Securities Act to avoid a requirement to file with the Commission any electronic road show.

(e)           Notice to Placement Agent.  The Trust will notify the Placement Agent promptly, and will, if requested, confirm such notification in writing:  (i) of the receipt of any comments of, or requests for additional information from, the Commission; (ii) of the time and date of any filing of any post-effective amendment to the Registration Statement or any amendment or supplement to the Disclosure Package or the Prospectus; (iii) of the time and date when any post-effective amendment to the Registration Statement becomes effective; and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement, or any post-effective amendment thereto or any order preventing or suspending the use of any prospectus included in the Disclosure Package, the Prospectus or any Issuer Free Writing Prospectus, or the initiation of any proceedings for that purpose or the threat thereof.  The Trust will use its reasonable best efforts to prevent the issuance or invocation of any such stop order or suspension by the Commission and, if any such stop order or suspension is so issued or invoked, to obtain as soon as possible the withdrawal or removal thereof.

(f)           Filing of Amendments or Supplements.  (i) If any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus or the Disclosure Package in order to make the statements therein, in the light of the circumstances when the Prospectus or the Disclosure Package is delivered to an Investor, not misleading, or if, in the reasonable opinion of counsel for the Placement Agent, it is necessary to amend or supplement the Prospectus or the Disclosure Package to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Placement Agent, either amendments or supplements to the Prospectus or the Disclosure Package so that the statements in the Prospectus or the Disclosure Package as so amended or supplemented will not, in the light of the circumstances when the Prospectus o the Disclosure Package is delivered to an Investor, be misleading or so that the Prospectus or the Disclosure Package, as amended or supplemented, will comply with applicable law.  During the period beginning when any event or condition discussed above occurs or is identified, the parties to this Agreement understand that the Offering shall be suspended (such period, a “Blackout Period”).  The Offerors will provide notice to the Placement Agent (i) as far in advance as is reasonably practicable of the likely occurrence of any Blackout Period, and (ii) promptly provide notice when such Blackout Period has ended.

(i)           If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement relating to the Receipts or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, the Trust promptly will notify the Placement Agent and will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(g)           Delivery of Copies.  The Trust will deliver promptly to the Placement Agent and its counsel such number of the following documents as the Placement Agent shall reasonably request:  (i) conformed copies of the Registration Statement as originally filed with the Commission and each amendment thereto (in each case excluding exhibits), (ii) copies of any Issuer Free Writing Prospectus, (iii) during the Prospectus Delivery Period, copies of the Prospectus (or any amendments or supplements thereto); (iv) any document incorporated by reference in the Prospectus (other than any such document that is filed with the Commission electronically via EDGAR or any successor system) and (v) all correspondence to and from, and all documents issued to and by, the Commission in connection with the registration of the Receipts under the Securities Act.

(h)           Use of Proceeds.  The Trust will apply the net proceeds from the sale of the Receipts in the manner set forth in the Registration Statement, Disclosure Package and the Prospectus under the heading “Prospectus Summary—Trust Objective.”

(i)           Public Communications.  Prior to the date hereof, the Trust will not issue any press release or other communication directly or indirectly or hold any press conference with respect to the Trust, its condition, financial or otherwise, or the earnings, business, operations or prospects of any of them, or the offering of the Receipts, without the prior written consent of the Placement Agent (such consent not to be unreasonably withheld, delayed or conditioned) unless in the reasonable judgment of the Trust and its counsel, and after notification to the Placement Agent, such press release or communication is required by law, in which case the Trust shall use its reasonable best efforts to allow the Placement Agent reasonable time to comment on such release or other communication in advance of such issuance.

(j)           Stabilization.  The Offerors will not take directly or indirectly any action designed, or that might reasonably be expected to cause or result in, or that will constitute, stabilization or manipulation of the price of any security of the Trust to facilitate the sale or resale of any of the Receipts.

(k)           Trustee.  The Initial Depositor shall engage and maintain, at its expense, the Bank of New York Mellon or another suitable party to act as trustee of the Trust.  The Initial Depositor shall provide prompt notice to the Placement Agent if the Trustee resigns at any time.

(l)           Investment Company Act.  The Trust shall not invest or otherwise use the proceeds received by the Trust from its sale of the Receipts in such a manner as would require the Trust to register as an investment company under the Investment Company Act of 1940, as amended.

(m)           Agreements to Remain in Place.  The Initial Depositor and the Trust shall not terminate the Gold Storage Agreement, the Depositary Trust Agreement or the carrier agreement, dated the date hereof, between the Initial Depositor and ____________ (the “Carrier Agreement”) without providing 30 days prior written notice to the Placement Agent.

Section 4.                  Costs and Expenses.

The Initial Depositor, whether or not the transactions contemplated hereunder are consummated or this Agreement is terminated, will pay or reimburse if paid by the Placement Agent all costs and expenses incident to the performance of the Trust’s obligations under this Agreement and in connection with the transactions contemplated hereby, including but not limited to costs and expenses of or relating to (i) the preparation, printing, filing, delivery and shipping of the Registration Statement, any Issuer Free Writing Prospectus, the Disclosure Package and the Prospectus, and any amendment or supplement to any of the foregoing and the printing and furnishing of copies of each thereof to the Placement Agent and dealers (including costs of mailing and shipment), (ii) the registration, issue, sale and delivery of the Receipts including any stock or transfer taxes and stamp or similar duties payable upon the sale, issuance or delivery of the Receipts and the printing, delivery, shipping of the certificates representing the Receipts, (iii) all expenses in connection with the qualification of the Shares for offering and sale under state securities laws or Blue Sky laws, (iv) the fees and expenses of any transfer agent or registrar for the Receipts, (v) the filing fees required to be paid by the Placement Agent or the Trust with The Financial Regulation Authority, Inc. (“FINRA”) (including all Public Filing System fees), and (vi) fees, disbursements and other charges of counsel to the Trust.

It is understood that except as provided in this Section 4 and Section 6 hereof, the Placement Agent shall pay all of its own expenses.

Section 5.                  Conditions of Placement Agent’s Obligations.

The obligations of the Placement Agent hereunder are subject to the following conditions:

(a)           No Stop Orders.  No stop order suspending the effectiveness of the Registration Statement shall have been issued under the Securities Act and no proceedings initiated under Section 8(d) or 8(e) of the Securities Act for that purpose shall be pending or threatened by the Commission, and any request for additional information on the part of the Commission (to be included in the Registration Statement, the Disclosure Package, the Prospectus or any Issuer Free Writing Prospectus or otherwise) shall have been complied with to the reasonable satisfaction of the Placement Agent.

(b)           Action Preventing Issuance.  No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any governmental agency or body which would prevent the issuance or sale of the Receipts; and no injunction, restraining order or order of any other nature by any Canadian, federal or state court of competent jurisdiction shall have been issued that would prevent the issuance or sale of the Receipts.

(c)           Objection of Placement Agent.  No prospectus or amendment or supplement to the Registration Statement shall have been filed to which the Placement Agent shall have objected in writing, which objection shall not be unreasonable.  The Placement Agent shall not have advised the Trust that the Registration Statement, the Disclosure Package or the Prospectus, or any amendment thereof or supplement thereto, or any Issuer Free Writing Prospectus contains, in the reasonable opinion of counsel for the Placement Agent, an untrue statement of fact which, in their reasonable opinion, is material, or omits to state a fact which, in their reasonable opinion, is material and is required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(d)           No Material Adverse Change.  (i)  There shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Trust from that set forth in the Disclosure Package and the Prospectus that, in the Placement Agent’s judgment, is material and adverse and that makes it, in the Placement Agent’s judgment, impracticable to market the Receipts on the terms and in the manner contemplated in the Disclosure Package.

(ii)           There shall not have occurred any of the following:  (A) a suspension or material limitation in trading in securities generally on the New York Stock Exchange, the Nasdaq Stock Market, the Nasdaq Global Select Market, the Nasdaq Global Market, the Nasdaq Capital Market, the NYSE Amex or the over the counter market or the establishing on such exchanges or markets by the Commission or by such exchanges or markets of minimum or maximum prices that are not in force and effect on the date hereof; (B) a suspension or material limitation in trading in the Initial Depositor’s securities on the Toronto Stock Exchange or any other exchange or market or the establishing on any such market or exchange by the Commission or by such market of minimum or maximum prices that are not in force and effect on the date hereof; (C) a general moratorium on commercial banking activities declared by either Canadian, federal or any state authorities; (D) the outbreak or escalation of hostilities involving Canada or the United States or the declaration by Canada or the United States of a national emergency or war, which in the Placement Agent’s judgment makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Receipts in the manner contemplated in the Prospectus; or (E) any calamity or crisis, change in national, international or world affairs, act of God, change in the international or domestic markets, or change in the existing financial, political or economic conditions in Canada, the United States or elsewhere, that in the Placement Agent’s judgment makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Receipts in the manner contemplated in each of the Disclosure Package and the Prospectus.

(e)           Representations and Warranties.  Each of the representations and warranties of the Trust contained herein shall be true and correct when made and on and as of each Time of Acceptance, as if made on such date (except that those representations and warranties that address matters only as of a particular date shall remain true and correct as of such date), and all covenants and agreements herein contained to be performed on the part of the Trust and all conditions herein contained to be fulfilled or complied with by the Trust shall have been duly performed, fulfilled or complied with in all material respects.

(f)           Opinion of Counsel to the Initial Depositor and the Trust.  The Placement Agent shall be entitled to rely upon the opinion of Morrison & Foerster LLP, counsel to the Initial Depositor and the Trust, delivered to the Trustee pursuant to the Depositary Trust Agreement.

(g)           Officers’ Certificate.  The Placement Agent shall have received on the date hereof a certificate of the Initial Depositor, addressed to the Placement Agent and dated the date hereof, signed by the [TITLE] of the Initial Depositor to the effect that:

(i)           each of the representations, warranties and agreements of the Trust in this Agreement were true and correct when originally made (except that those representations and warranties that address matters only as of a particular date shall remain true and correct as of such date); and the Trust has complied with all agreements and satisfied all the conditions on its part required under this Agreement to be performed or satisfied as of the date hereof; and

(ii)           such officer has reviewed the Registration Statement, the Disclosure Package and the Prospectus, and any amendments thereof or supplements thereto (and any documents filed under the Exchange Act and deemed to be incorporated by reference into the Disclosure Package and the Prospectus), and (A) each part of the Registration Statement and any amendment thereof do not and did not contain when the Registration Statement (or such amendment) became effective, any untrue statement of a material fact or omit to state, and did not omit to state when the Registration Statement (or such amendment) became effective, any material fact required to be stated therein or necessary to make the statements therein not misleading, (B) as of the date hereof, neither the Disclosure Package nor any individual Issuer Limited Use Free Writing Prospectus, when considered together with the Disclosure Package, contained any untrue statement of material fact or omits to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading and (C) the Prospectus, as amended or supplemented, does not and did not contain, as of its issue date and as of the date hereof, any untrue statement of material fact or omit to state and did not omit to state as of such date, a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(h)           No FINRA Objection.  FINRA shall not have raised any objection with respect to the fairness and reasonableness of the placement agency terms and arrangements relating to the issuance and sale of the Receipts; provided that if any such objection is raised, the Offerors and the Placement Agent shall negotiate promptly and in good faith appropriate modifications to such placement agency terms and arrangements in order to satisfy such objections.

(i)           Additional Documents.  Prior to the date hereof, the Trust shall have furnished to the Placement Agent such further information, certificates or documents as the Placement Agent shall have reasonably requested for the purpose of enabling them to pass upon the issuance and sale of the Receipts as contemplated herein, or in order to evidence the accuracy of any of the representations and warranties, or the satisfaction of any of the conditions or agreements, herein contained.

All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Placement Agent.

If any condition specified in this Section 5 is not satisfied when and as required to be satisfied, this Agreement may be terminated by the Placement Agent by notice to the Offerors at any time prior to the first, if any, Time of Acceptance, which termination shall be without liability on the part of any party to any other party, except that Section 4 and Section 6 hereof shall at all times be effective and shall survive such termination.

Section 6.                  Indemnification and Contribution.

(a)           Indemnification of the Placement Agent.  The Offerors agree, on a joint and several basis, to indemnify, defend and hold harmless the Placement Agent, each of its respective directors, officers, employees and agents, and each person, if any, who controls the Placement Agent within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing persons, from and against any loss, damage, claim or liability, which, jointly or severally, the Placement Agent or any such person may become subject under the Securities Act, the Exchange Act, or other Canadian, federal or state statutory law or regulation, the common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Trust), insofar as such loss, damage, claim or liability (or actions in respect thereof as contemplated below) arises out of or is based upon: (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment thereto or the omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) any untrue statement or alleged untrue statement of a material fact contained in any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading or (iii) any untrue statement or alleged untrue statement of any material fact contained in any audio or visual materials provided to Investors by or with the approval of the Trust or based upon written information furnished by or on behalf of the Trust with its approval including, without limitation, slides, videos, films or tape recordings used in any road show or investor presentations made to investors by the Trust (whether in person or electronically) or in connection with the marketing of the Receipts; and in the case of (i) and (ii), to reimburse the Placement Agent and each such controlling person for any and all reasonable expenses (including reasonable fees and disbursements of counsel) as such expenses are incurred by the Placement Agent or such controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the foregoing indemnity shall not apply to any loss, claim, damage, liability or expense to the extent, but only to the extent, it arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in or omitted from, and in conformity with information concerning the Placement Agent furnished in writing by or on behalf of the Placement Agent to the Trust expressly for use therein, which information the parties hereto agree is limited to the Placement Agent Information.

(b)           Indemnification of the Offerors.  The Placement Agent will indemnify, defend and hold harmless the Offerors, their directors and officers, and any person, if any, who controls either of the Offerors within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing persons, from and against any loss, claim, damage, liability or expense, as incurred to which, jointly or severally, the Offerors or any such person may become subject under the Securities Act, the Exchange Act, or other Canadian, federal or state statutory law or regulation, the common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Placement Agent), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon:  (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment thereto, or the omission or alleged omission therefrom to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) any untrue statement or alleged untrue statement of a material fact contained in any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading, in the case of each of (i) and (ii) above, to the extent but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with information concerning the Placement Agent furnished in writing by or on behalf of the Placement Agent to the Trust expressly for use therein and to reimburse the Trust, or any such director, officer or controlling person for any legal and other expense reasonably incurred by the Trust, or any such director, officer or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, that the parties hereto hereby agree that such written information provided by the Placement Agent consists solely of the Placement Agent Information.

(c)           Notice and Procedures.  If any action, suit or proceeding (each, a “Proceeding”) is brought against a person (an “indemnified party”) in respect of which indemnity may be sought against the Offerors or the Placement Agent (as applicable, the “indemnifying party”) pursuant to Section 6(a) or 6(b), respectively, such indemnified party shall promptly notify such indemnifying party in writing of the institution of such Proceeding and such indemnifying party shall assume the defense of such Proceeding, including the employment of counsel reasonably satisfactory to such indemnified party and payment of all fees and expenses; provided, however, that the omission to so notify such indemnifying party shall not relieve such indemnifying party from any liability which such indemnifying party may have to any indemnified party or otherwise, except to the extent the indemnifying party does not otherwise learn of the Proceeding and such failure results in the forfeiture by the indemnifying party of substantial rights or defenses. The indemnified party or parties shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless (i) the employment of such counsel shall have been authorized in writing by the indemnifying party in connection with the defense of such Proceeding, (ii) the indemnifying party shall not have, within a reasonable period of time in light of the circumstances, employed counsel to defend such Proceeding or (iii) such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from, additional to or in conflict with those available to such indemnifying party, in any of which events such reasonable fees and expenses shall be borne by such indemnifying party and paid as incurred (it being understood, however, that such indemnifying party shall not be liable for the expenses of more than one separate counsel (in addition to any local counsel) in any one Proceeding or series of related Proceedings in the same jurisdiction representing the indemnified parties who are parties to such Proceeding). An indemnifying party shall not be liable for any settlement of any Proceeding (including by consent to the entry of any judgment) effected without its written consent but, if settled with its written consent or if there be a final judgment for the plaintiff, such indemnifying party agrees to indemnify and hold harmless the indemnified party or parties from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel (which fees and expenses shall be reasonably documented) as contemplated by the second sentence of this Section 6(c), then the indemnifying party agrees that it shall be liable for any settlement of any Proceeding effected without its written consent if (i) such settlement is entered into more than 90 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall not have fully reimbursed the indemnified party in accordance with such request prior to the date of such settlement and (iii) such indemnified party shall have given the indemnifying party at least 30 days’ prior notice of its intention to settle, unless such failure to reimburse the indemnified party is based on a dispute with a good faith basis as to either the obligation of the indemnifying party arising under this Section 6 to indemnify the indemnified party or the amount of such obligation and the indemnifying party shall have notified the indemnified party of such good faith dispute prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened Proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such Proceeding and does not include an admission of fault or culpability or a failure to act by or on behalf of such indemnified party.

(d)           Contribution.  If the indemnification provided for in this Section 6 is unavailable to an indemnified party under Sections 6(a) or 6(b), or insufficient to hold an indemnified party harmless in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each applicable indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages, liabilities or expenses referred to in Sections 6(a) or 6(b), (i) in such proportion as is appropriate to reflect the relative benefits received by the Offerors on the one hand and the Placement Agent on the other from the offering of the Receipts or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the indemnifying party or parties on the one hand and the indemnified party or parties on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations.  The relative benefits received by the Offerors on the one hand and the Placement Agent on the other hand shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Receipts (before deducting expenses) received by the Trust and any fees or compensation received by the Placement Agent, in each case as set forth on the cover of the Prospectus, bear to the aggregate public offering price of the Receipts.  The relative fault of the Offerors on the one hand and the Placement Agent on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Offerors, on the one hand, or by the Placement Agent, on the other hand, and the parties’ relevant intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission.  The Offerors and the Placement Agent agree that it would not be just and equitable if contribution pursuant to this Section 6(d) were to be determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the first sentence of this Section 6(d).  The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this Section 6(d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending against any action or claim which is the subject of this Section 6(d).  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(e)           Representations and Agreements to Survive Delivery.  The obligations of the Offerors under this Section 6 shall be in addition to any liability which the Offerors may otherwise have.  The indemnity and contribution agreements of the parties contained in this Section 6 and the covenants, warranties and representations of the Offerors contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of the Placement Agent, its directors, officers, employees or agents, any person who controls the Placement Agent within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, or by or on behalf of the Offerors, their directors or officers or any person who controls the Offerors within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, and (iii) the issuance and delivery of the Receipts.  The Offerors and the Placement Agent each agree to promptly notify each other of the commencement of any Proceeding against it and, in the case of the Offerors, against any of the Offerors’ officers or directors in connection with the issuance and sale of the Receipts, or in connection with the Registration Statement, the Disclosure Package or the Prospectus.

Section 7.                  Information Furnished by Placement Agent.

The Offerors acknowledge that the statements set forth in the last sentence of the third paragraph and in the entirety of the fifth paragraph in the section entitled “Plan of Distribution” in the Prospectus (the “Placement Agent Information”) constitute the only information relating to the Placement Agent furnished in writing to the Offerors by the Placement Agent as such information is referred to in Sections 2 and 6 hereof.

Section 8.                 Termination.

The Placement Agent shall have the right to terminate this Agreement by giving notice as hereinafter specified at any time, without liability on the part of the Placement Agent to the Offerors, if (i) prior to delivery and payment for any Receipts (A) trading in securities generally shall have been suspended or materially limited on or by the New York Stock Exchange, the Nasdaq Stock Market, the Nasdaq Global Select Market, the Nasdaq Global Market, the Nasdaq Capital Market or the NYSE Amex, (B) trading in the shares of securities of the Initial Depositor shall have been suspended or materially limited on any exchange or in the over-the-counter market, (C) a general moratorium on commercial banking activities shall have been declared by Canadian, federal or New York state authorities, (D) there shall have occurred any outbreak or material escalation of hostilities or acts of terrorism involving Canada or the United States or there shall have been a declaration by Canada or the United States of a national emergency or war, (E) there shall have occurred any other calamity or crisis or any material change in general economic, political or financial conditions in Canada, the United States or elsewhere, if the effect of any such event specified in clause (D) or (E), in the judgment of the Placement Agent, makes it impractical or inadvisable to proceed with the completion of the sale of and payment for the Receipts on the terms and in the manner contemplated by this Agreement, the Disclosure Package and the Prospectus, or (ii) since the time of execution of this Agreement or the earlier respective dates as of which information is given in the Disclosure Package, there has been (A) any Material Adverse Effect or (B) either of the Offerors shall have sustained a loss by strike, fire, flood, earthquake, accident or other calamity of such character that in the judgment of the Placement Agent would, individually or in the aggregate, result in a Material Adverse Effect and which would, in the judgment of the Placement Agent, make it impracticable or inadvisable to proceed with the offering or the delivery of the Receipts on the terms and in the manner contemplated in the Disclosure Package and the Prospectus.  Any such termination shall be without liability of any party to any other party except that the provisions of Section 4, Section 6 and Section 11 hereof shall at all times be effective notwithstanding such termination.

Section 9.                  Notices.

All statements, requests, notices and agreements hereunder shall be in writing or by facsimile, and:

(a)        if to the Placement Agent, shall be delivered or sent by mail, telex or facsimile transmission to:

BMO Capital Markets Corp.
3 Times Square
New York, New York 10036
Attention: Laurence Kaplan
Tel: (646) 366-1883
Email: Laurence.Kaplan@bmo.com

(b)        if to the Trustee, shall be delivered or sent by mail, telex or facsimile transmission to:

The Bank of New York Mellon
Corporate Trust Department
101 Barclay Street, Floor 7 East
New York, New York 10286
Attention:  William J. Herrmann
Tel: (212) 815-3657
Email: william.herrmann@bnymellon.com

(c)        if to the Initial Depositor, shall be delivered or sent by mail, telex or facsimile transmission to:

Bank of Montreal
100 King Street West
3rd Floor Podium
Toronto, Ontario, M5X 1H3
Attn: Simon Carling
Fax: (416) 359-5727
Email: Simon.Carling@bmo.com

with a copy (which shall not constitute notice) to:

Morrison & Foerster LLP
250 West 55th Street
New York, NY 10019
Attention:  Anna Pinedo, Esq.
Facsimile No.:  (212) 468-7900
Email: apinedo@mofo.com

Any such notice shall be effective only upon receipt.  Any party to this Agreement may change such address for notices by sending to the parties to this Agreement written notice of a new address for such purpose.

Section 10.               Persons Entitled to Benefit of Agreement.

This Agreement shall inure to the benefit of and shall be binding upon the Placement Agent, the Offerors and their respective successors and assigns and the controlling persons, officers and directors referred to in Section 6 hereof.  Nothing in this Agreement is intended or shall be construed to give to any other person, firm or corporation, other than the persons, firms or corporations mentioned in the preceding sentence, any legal or equitable remedy or claim under or in respect of this Agreement, or any provision herein contained.  The term “successors and assigns” as herein used shall not include any purchaser of the Receipts by reason merely of such purchase.

Section 11.               Governing Law.

This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to the conflicts of laws provisions thereof.

Section 12.               No Fiduciary Relationship.

The Offerors acknowledge and agree that the Placement Agent shall act as an independent contractor, and not as a fiduciary, and any duties of the Placement Agent with respect to providing investment banking services to the Offerors, including the offering of the Receipts contemplated hereby (including in connection with determining the terms of the Offering), shall be contractual in nature, as expressly set forth herein, and shall be owed solely to the Offerors.  Each party hereto disclaims any intention to impose any fiduciary or similar duty on any other party hereto. Additionally, the Placement Agent has not advised, nor are advising, the Offerors or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction with respect to the transactions contemplated hereby.  The Offerors shall consult with their own advisors concerning such matters and shall be responsible for making their own independent investigation and appraisal of the transactions contemplated hereby, and the Placement Agent shall have no responsibility or liability to the Trust with respect thereto.  Any review by the Placement Agent of the Offerors, the transactions contemplated hereby or other matters relating to such transactions has been and will be performed solely for the benefit of the Placement Agent and has not been and shall not be performed on behalf of the Offerors or any other person.  It is understood that the Placement Agent has not and will not be rendering an opinion to the Offerors as to the fairness of the terms of the Offering. The Offerors hereby waive and release, to the fullest extent permitted by law, any claims that the Offerors may have against the Placement Agent with respect to any breach or alleged breach of fiduciary duty.

Section 13.               Headings.

The Section headings in this Agreement have been inserted as a matter of convenience of reference and are not a part of this Agreement.

Section 14.               Amendments and Waivers.

No supplement, modification or waiver of this Agreement shall be binding unless executed in writing by the party to be bound thereby.  The failure of a party to exercise any right or remedy shall not be deemed or constitute a waiver of such right or remedy in the future.  No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (regardless of whether similar), nor shall any such waiver constitute a continuing waiver unless otherwise expressly provided.

Section 15.               Submission to Jurisdiction.

Except as set forth below, no Proceeding may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, which courts shall have jurisdiction over the adjudication of such matters, and the Offerors hereby consent to the jurisdiction of such courts and personal service with respect thereto.  The Offerors hereby consent to personal jurisdiction, service and venue in any court in which any Proceeding arising out of or in any way relating to this Agreement is brought by any third party against the Placement Agent.  The Offerors and the Placement Agent hereby waive all right to trial by jury in any Proceeding (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Agreement.  The Offerors and the Placement Agent agree that a final judgment in any such Proceeding brought in any such court shall be conclusive and binding upon such party and may be enforced in any other courts in the jurisdiction of which such party is or may be subject, by suit upon such judgment.

Section 16.               Counterparts.

This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original and all such counterparts shall together constitute one and the same instrument.  Delivery of an executed counterpart by facsimile shall be effective as delivery of a manually executed counterpart thereof.

If the foregoing is in accordance with your understanding of the agreement between the Offerors and the Placement Agent, kindly indicate your acceptance in the space provided for that purpose below.

Very truly yours,

THE VAULTED GOLD BULLION TRUST

By: BANK OF MONTREAL, as Initial Depositor

By:
Name:
Title:

BANK OF MONTREAL

By:
Name:
Title:

Accepted as of the date first above written:

BMO CAPITAL MARKETS CORP.

By:
Name:
Title:

[Signature Page to Placement Agency Agreement]

Schedules and Exhibits

Schedule I:                              Issuer General Free Writing Prospectuses

Exhibit A:                                Disclosure Materials

Schedule I

Issuer General Free Writing Prospectuses

[None]

Exhibit A

Disclosure Materials

[None]